Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Leigh J. Abrams, President and CEO
Phone: (914) 428-9098 Fax: (914) 428-4581
E Mail: Drew@drewindustries.com

DREW INDUSTRIES ACQUIRES RV AND MH CHASSIS SUPPLIER STEELCO
$4.5 Million Deal Expected to Be Accretive To Earnings

White Plains, New York - March 13, 2006 - Drew Industries Incorporated (NYSE: DW) today announced its wholly-owned subsidiary Lippert Components, Inc. acquired the business and certain assets of Rialto, Calif.-based SteelCo, Inc. for $4.5 million in cash. The purchase price was funded with borrowings under Drew’s line of credit.

SteelCo, which manufactures chassis and component parts for recreational vehicles and manufactured homes, had annual sales of approximately $8 million in 2005. Lippert will occupy SteelCo’s factory for about two months, during which time SteelCo’s business will be transferred to Lippert’s West Coast factories. Lippert has not retained SteelCo’s executive management, but hired many of SteelCo’s employees.

In connection with Lippert’s acquisition of SteelCo, both parties agreed to terminate the litigation instituted by SteelCo against Lippert on July 16, 2002. Consideration for the termination of this litigation, which is less than the $500,000 previously accrued by Drew, was included in the negotiated purchase price.

“The sales that should be generated from this acquisition will be added to our existing factories without significantly increasing fixed overhead, and should therefore be accretive to earnings,” said Leigh J. Abrams, Drew’s President and CEO.

About Drew:

Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes. Drew’s products include vinyl and aluminum windows and screens, doors, chassis, chassis parts, RV slide-out mechanisms and power units, leveling devices, bath and shower units, axles, steps, electric stabilizer jacks, as well as trailers for hauling equipment, boats, personal watercrafts and snowmobiles, and chassis and windows for modular homes and offices. From 47 factories located throughout the United States and one factory in Canada, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company’s common stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues and income, wherever they occur in this press release, are necessarily estimates reflecting the best judgment of our senior management, at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this press release.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to competition, costs and availability of raw materials (particularly steel and related components, vinyl, aluminum, glass and ABS resin), availability of retail and wholesale financing for manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the financial condition of our customers, interest rates, oil prices, the outcome of litigation, volume of orders related to hurricane damage and operating margins on such business, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

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